Exhibit 10.1

AMENDMENT NO. 1 TO

DOCUMENT SCIENCES CORPORATION

1995 STOCK INCENTIVE PLAN

(As Amended & Restated on March 26, 1999)

This Amendment No. 1 to Document Sciences Corporation 1995 Stock Incentive Plan (this “Amendment No. 1”) is made on March 3, 2008, by Document Sciences Corporation, a Delaware corporation (the “Company”), effective as of the date hereof. Capitalized terms not defined herein shall be construed and interpreted in the manner described in the Document Sciences Corporation 1995 Stock Incentive Plan, as amended and restated (the “Plan”).

RECITALS

WHEREAS, the Company has entered into an Agreement and Plan of Merger by and among EMC Corporation, Esteem Merger Corporation and the Company, dated as of December 26, 2007 (the “Merger Agreement”);

WHEREAS, pursuant to Section 2.9 of the Merger Agreement, as of the Effective Time (as such term is defined in the Merger Agreement), all Company stock options shall be fully vested, cancelled and cashed-out, and each holder of such options shall automatically receive, for each option held by such holder that is then-outstanding, a cash payment (less withholdings) equal to the excess (if any) of the Per Share Merger Consideration (as such term is defined in the Merger Agreement) over the per share exercise price applicable to such option;

WHEREAS, pursuant to Section 5.7 of the Merger Agreement, each Company option plan (including the Plan) must be amended prior to the Effective Time to the extent necessary to effectuate the transactions contemplated by Section 2.9 of the Merger Agreement;

WHEREAS, pursuant to Section 9 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, as long as such amendment does not impair the rights of a Plan Participant, and no shareholder approval is needed unless otherwise required by law or any stock exchange or market system listing standard;

WHEREAS, pursuant to its powers in Article 3 of the Plan, the Plan Administrator has determined that the amendments hereunder will not impair the rights of any Plan Participant and that no shareholder approval is required for such amendments; and

WHEREAS, the Board has approved this Amendment No. 1.

AMENDMENT

NOW, THEREFORE, the Plan is hereby amended as follows:

1. A new Section 8.1(g) is hereby added to read as follows:

“(g) EMC Merger Cash-Out. Notwithstanding anything to the contrary herein, but subject to the consummation of the merger contemplated by the Agreement and Plan of Merger by and among EMC Corporation, Esteem Merger Corporation and the Company, dated as of December 26, 2007 (the “Merger Agreement”), as of the Effective Time (as such term is defined in the Merger Agreement), each outstanding Stock Option (whether or not vested) shall be deemed fully vested and shall be cancelled and terminated, and each Optionee shall be entitled to receive in exchange therefor a cash payment (at the time and in the manner specified in the Merger Agreement), equal to the product of (i) the number of shares of Stock for which such Stock Option is exercisable, and (ii) the excess (if any) of the Per Share Merger Consideration (as such term is defined in the Merger Agreement) over the per share Exercise Price of such Stock Option, less applicable tax withholdings.”

2. This Amendment No. 1 shall be deemed a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws such state applicable to contracts made and performed entirely within such state.

3. Except as expressly herein amended, the terms and conditions of the Plan shall remain in full force and effect.

4. The invalidity or unenforceability of any provision of this Amendment No. 1 shall not affect the validity or enforceability of any other provision of this Amendment No. 1 or the Plan, each of which shall remain in full force and effect, and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Amendment No. 1 a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Amendment No. 1, as so amended, (a) reflects the intent of the parties hereto, and (b) does not change the bargained for consideration or benefits to be received by each party hereto.

5. This Amendment No. 1 may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by a duly authorized officer as of the day and year first written above.

DOCUMENT SCIENCES CORPORATION

By:	/s/ Todd Schmidt
Name:	Todd Schmidt
Title:	Chief Financial Officer

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

DOCUMENT SCIENCES CORPORATION 1995 STOCK INCENTIVE PLAN